Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(to Prospectus dated February 14, 2022)	Registration No. 333-262554

1,363,812 Shares

Common Stock

We are offering 1,363,812 shares of our common stock, $0.0001 par value per share, directly to several institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price of the shares is $3.15.

Our common stock is listed on The NASDAQ Capital Market under the symbol “VVOS.” On September 18, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.13 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, known as our public float, was approximately $12,890,374 based on 3,121,156 outstanding shares of common stock held by non-affiliates and a per share price of $4.13, the closing price of our common stock on September 18, 2024, which is the highest closing sale price of our common stock on The Nasdaq Capital Market within the prior 60 days. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

Investing in our common stock is speculative involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-7 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering to use its reasonable best efforts to place the shares of common stock offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the shares from us or to arrange for the purchase or sale of any specific number or dollar amount of shares. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the shares we are offering. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Offering price	$3.15	$4,296,008
Placement agent’s fees (1)	$0.2205	$300,721
Proceeds, before expenses, to us	$2.9295	$3,995,287

(1)	We have also agreed: (i) to pay a management fee to the placement agent equal to 1% of the aggregate gross proceeds raised in this offering; (ii) to reimburse certain expenses of the placement in connection with this offering; (iii) and to issue to the placement agent, or its designees, warrants to purchase shares of common stock equal to 7% of the aggregate number of shares of common stock issued in this offering. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 20, 2024, subject to customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 18, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

On February 7, 2022, we filed with the SEC a registration statement on Form S-3 (File No. 333-262554) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on February 14, 2022. Under this shelf registration process, we may, from time to time, sell up to $75 million in the aggregate of shares of common stock, shares of preferred stock, debt securities, warrants, rights and units.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the placement agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since February 14, 2022, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed or incorporated by reference in the “Risk Factors” section of this prospectus supplement, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our ability to continue to refine and execute our business plan, including the launch and advancement of our recently announced marketing and distribution alliance, recruitment of dentists to enroll in our Vivos Integrated Practice (VIP) program and utilize The Vivos Method;

●	the understanding and adoption by dentists and other healthcare professionals of The Vivos Method, including our proprietary oral appliances, as a treatment for dentofacial abnormalities and/or mild to severe OSA and snoring in adults;

●	our expectations concerning the effectiveness of treatment using The Vivos Method and patient relapse after completion of treatment;

●	the potential financial benefits to VIP dentists from treating patients with The Vivos Method;

●	our potential profit margin from the enrollment of VIPs, VIP service fees, sales of The Vivos Method treatments and appliances and leases of SleepImage® home sleep testing rings;

●	our ability to properly train VIPs in the use of The Vivos Method inclusive of the services we offer independent dentist for use in treating their patients in their dental practices;

●	our ability to formulate, implement and modify as necessary effective sales, marketing and strategic initiatives to drive revenue growth (including, for example, our recently announced marketing and distribution alliance, our Medical Integration Division, our SleepImage® home sleep apnea test and our arrangements with durable medical equipment companies (“DMEs”));

●	the viability of our current intellectual property and intellectual property created in the future;

●	acceptance by the marketplace of the products and services that we market;

●	government regulations and our ability to obtain applicable regulatory approvals and comply with government regulations including under healthcare laws and the rules and regulations of the U.S. Food and Drug Administration (“FDA”) and non-U.S. equivalent regulatory bodies;

●	our ability to retain key employees;

●	adverse changes in general market conditions for medical devices and the products and services we offer;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our future financing plans; and

●	our ability to adapt to changes in market conditions (including as a result of the COVID-19 pandemic, rising inflation and volatile capital markets) which could impair our operations and financial performance.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, and our other filings with the SEC completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference herein (see “Incorporation of Certain Information by Reference”). It does not contain all of the information you need to consider in making your investment decision. Before making an investment decision, you should read this entire prospectus supplement and all documentation incorporated herein by reference carefully and you should consider, among other things, the matters set forth under “Risk Factors” and our financial statements and related notes thereto appearing or incorporated by reference in this prospectus supplement.

References in this prospectus to “Vivos”, “the Company”, “we”, “us”, “our” or “its”, unless the context otherwise requires, refer to Vivos Therapeutics, Inc., a Delaware corporation, together with its consolidated subsidiaries.

Unless the context specifically requires otherwise, all share and per share figures appearing in this prospectus give effective to a 1-for-25 reverse stock split of our common stock which became effective on October 25, 2023.

Overview

We are a revenue stage medical technology company focused on the development and commercialization of a suite of innovative diagnostic and multi-disciplinary treatment modalities for patients with dentofacial abnormalities and the wide array of medical conditions that may result from them (including all severities of obstructive sleep apnea (OSA) in adults and moderate to severe in children). We believe our proprietary oral appliances, diagnostic tools, myofunctional therapy, clinical treatments, continuing education, and practice solutions represent a powerful and highly effective set of resources for healthcare providers of all disciplines who treat patients suffering from debilitating and even life-threatening breathing and sleep disorders and their comorbidities.

To date, our primary focus has been on expanding awareness of, and providing treatment options for OSA for and through the dental industry, which we believe represents a large and relatively untapped market for OSA treatment. As our business has evolved, we have expanded our marketing, provider outreach, and treatment programs to encompass a broader more multidisciplinary approach, with a greater emphasis on working with medical doctors and other healthcare providers beyond dentists. Now that we have established a national network of Vivos-trained dentists, we are pivoting our focus to the source of where we believe the vast majority of OSA patients are first diagnosed and treated—the medical profession (including sleep centers and doctors and dentists who offer OSA treatment) as well durable medical equipment (DME) companies who manufacture and distribute OSA therapies. See “New Marketing and Distribution Alliance Strategy” below for more information.

In this prospectus supplement, we sometimes refer to doctors, dentists and other medical professionals who treat OSA as “providers” (including our own Vivos-trained dentists).

Studies have shown our comprehensive and multidisciplinary approach represents a significant improvement in the treatment of mild to severe OSA in comparison to or when combined with other largely palliative treatments such as continuous positive airway pressure (or CPAP) or oral myofunctional therapy. We call our solution The Vivos Method.

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Our Products and Services

Currently, The Vivos Method comprises the following products and services:

●	Vivos Complete Airway Repositioning and/or Expansion (CARE) oral appliance therapy including our:

○	Daytime Nighttime Appliance (or DNA appliance®) was granted 510(k) clearance from the U.S. Food & Drug Administration (or FDA) as a Class II medical device in December 2022 for the treatment of snoring and mild to moderate OSA, jaw repositioning and snoring in adults. It is the only oral appliance ever to receive FDA clearance to treat OSA without mandibular advancement as its primary mechanism of action. In November 2023, our DNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed. In September 2024, our DNA appliance was cleared by the FDA to treat moderate to severe OSA and snoring in children aged 6 to 17.

○	Mandibular Repositioning Nighttime Appliance (or mRNA appliance®) has 510(k) clearance from the FDA as a Class II medical device for the treatment of snoring and mild to moderate OSA in adults. In November 2023, our mRNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

○	Modified Mandibular Repositioning Nighttime Appliance (or mmRNA appliance), for which we were granted FDA Class II market clearance in August 2021 for treating mild to moderate OSA, jaw reposition and snoring in adults. In November 2023, our mmRNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

The November 2023 clearance of our CARE appliances for the indication described above represents the first time the FDA has ever granted an oral appliance a clearance to treat severe OSA. We believe this unprecedented decision by the FDA will generate broader acceptance throughout the medical community for our treatment options, leading to the potential for higher patient referrals and case starts as well as collaboration with medical professionals. We also believe it will enhance our value proposition to third-party distribution partners such as DME companies. This approval could also clear the way for greater reimbursement levels from medical insurance payors and Medicare. For example, in April 2024 we received the required regulatory approvals to enable Medicare reimbursement for our CARE oral medical devices.

In September 2024, our DNA appliance was cleared by the FDA to treat moderate to severe OSA and snoring in children aged 6 to 17. We believe this breakthrough regulatory clearance represents a huge opportunity to capture significant market share in the pediatric OSA sector that is desperate for innovation and effective alternatives.

●	Vivos oral appliances and therapies outside of CARE system include:

○	Vivos Guides are pre-formed, flexible, BPA-free, base polymer, monoblock intraoral guide and rescue appliances. The Guides are FDA Class I registered product for orthodontic tooth positioning typically used by dentists in children to address malocclusions and promote proper guided growth and development of the mouth and jaws.

○	Vivos VersaTM is an FDA 510(k) cleared Class II device for treating mild to moderate OSA in adults. It is a comfortable, easy-to-wear, medical grade nylon, 3D printed oral appliance featuring mandibular advancement as its mechanism of action. It is priced to be very cost effective and offers Vivos providers and patients a comfortable and effective product at a much lower price point for treatment. As with all other non-CARE oral appliances, the Vivos Versa must be worn nightly for life in order to remain clinically effective. We believe many Vivos Versa patients will eventually migrate up to our proprietary Vivos CARE products. While we do not own this product, we are a reseller of this product.

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○	Vivos MyoCorrect oral myofunctional therapy (OMT) services. Studies have shown OMT to be a clinically valuable adjunctive treatment for patients with breathing and sleep disorders. When combined with Vivos’ CARE products and treatments, OMT can deliver an enhanced effect in many patients using our appliances. MyoCorrect treatment services are cost-effective for providers and convenient for patients. MyoCorrect is billable to medical insurance in most cases and constitutes an additional profit center for both Vivos and providers.

○	Vivos Vida ™ is an FDA cleared appliance as unspecified classification for the alleviation of TMD symptoms, and aids in treating bruxism and TMJ Dysfunction. The Vivos Vida help to alleviate symptoms such as TMJ/TMD, headaches and facial muscle pain. The Vivos Vida is worn during sleep, and serves to protect the teeth and restorations from destructive forces of bruxism. It is a custom fabricated appliance, designed for patient comfort.

○	Vivos Vida Sleep ™ is an FDA 510(k) cleared Class II for treating mild to moderate OSA in adults. It uses the Vivos Unilateral BiteBlock Technology and is designed to advance the mandible incrementally to stabilize the patient’s oropharyngeal airway. It is highly efficient and has a sleep design which promotes space for the tongue to sit in the roof of the palate. It’s novel design decreases contact points between the maxillary and mandibular teeth that may help reduce clenching and overall bite forces that occur during sleep.

●	VivoScore (from SleepImage), Rhinomanometry (from GM Instruments), Cone Beam Computerized Tomography or CBCT (from multiple vendors), Joint Vibration Analysis (from BioResearch) and other key diagnostic technologies play an essential role as part of The Vivos Method in patient assessment, proper clinical diagnosis, treatment planning, progress measurement, and optimal outcome facilitation. We believe the combination and integration of such diagnostic tools and equipment as particularly taught to and practiced by Vivos-trained providers constitutes a key trade secret of our company.

●	Vivos AireO2 is an Electronic Health Record (EHR) software program specifically designed for use as a full practice management software program in a medical or dental practice environment where treating breathing and sleep disorders is performed. The program is very well suited to handle both medical and dental billing and is integral in our Treatment Navigator program.

●	Adjunctive Treatment from specialty chiropractors and other healthcare providers according to a very specific set of particular integrated protocols has also proven to enhance and improve clinical outcomes using CARE and other Vivos devices.

●	Treatment Navigator is our most recent program to assist a clinician’s patients who may have a breathing or sleep disorder to get screened, diagnosed by a board-certified sleep specialist, obtain insurance verification of benefits and preauthorization (where required), have their questions answered, and receive assistance with scheduling, financing, medical billing or any other concerns regarding treatment options best suited to their individual situation. Dentists typically pay set fees to us for this service.

●	Vivos Billing Intelligence Service (BIS) is our medical and dental billing service. It is both a subscription and fee for service program for healthcare practitioners who wish to optimize their insurance reimbursement by leveraging both medical and dental benefits. We are unaware of any other software platform or service on the market that offers the same set of features or capabilities.

●	Vivos Airway Intelligence Service (AIS) is our technical support and advisory service that supports clinicians in their patient data analysis, case selection, treatment planning and treatment implementation. AIS reports and services are priced into the cost of appliances to providers.

●	The Vivos Institute® (TVI) is widely regarded as one of the top educational and learning centers for dentofacial related breathing and sleep disorders in North America. Opened in 2021, TVI is housed in a state-of-the-art 18,000 square foot facility near the Denver International Airport where doctors from around the world come to receive instruction and advanced clinical training in a wide range of topics delivered by leading national and international medical sleep specialists, cardiologists, pediatric sleep specialists, dentists, orthodontists, specially trained chiropractors, nutritionists, key industry business leaders, and university-based clinical researchers.

These products and services are used in a collaborative multidisciplinary treatment model comprising dentists, general practice physicians, sleep specialist physicians, myofunctional therapists, nutritionists, chiropractors, physical therapists, and healthcare professionals. Our subscription-based program to train dentists and offer them other value-added services is called the Vivos Integrated Practice (VIP) program.

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During 2023, we expanded our product portfolio by acquiring certain devices (now known as Vivos Vida, Vivos Versa and Vivos Vida Sleep) from Advanced Facialdontics, LLC. During 2022, we commenced and grew our screening and home sleep test (or HST) program (which we call our VivoScore Program) featuring SleepImage® technology, a 510(k) cleared ring-based recorder and diagnostic platform for home sleep apnea testing. We market and distribute our SleepImage HST in the U.S. and Canada pursuant to a licensing agreement with MyCardio LLC. Based on our direct experience with our Vivos-trained providers, approximately 61,000 VivoScore HSTs were performed during 2023. Due to the volume of business that we have generated with MyCardio LLC, we now receive pricing and terms for SleepImage® products and services that are well below their published retail prices. We believe the rapid growth of our VivoScore program confirms our belief that the SleepImage® HST offers significant commercial advantages over existing home sleep apnea products and technologies in the market and allows healthcare providers to more efficiently screen, diagnose and initiate treatment for OSA in their patients.

We have not yet seen a corresponding increase in patient enrollment in The Vivos Method treatment, however, and based on feedback from our Vivos-trained providers, we believe this to be a function of staffing turnover and labor shortages that continue to plague the dental workplace. Throughout 2023, we continued to address this by conducting additional regional dental team training sessions on integrating Vivos products and treatments. In addition, we drastically reduced the number of Practice Advisors who had previously been dispatched as “boots on the ground” to help facilitate case starts and provide Vivos-trained providers with support, and we replaced them with a new service called Treatment Navigator which we piloted and rolled out in the late summer and fall of 2022.

Treatment Navigators work effectively as extensions of the dental office, working directly with perspective patients to provide them information on The Vivos Method, aiding in education, screening, insurance verification of benefits and preauthorization, coordination among various professional practitioners, recordkeeping, problem solving, as well as, delivering a home sleep test and following up with scheduling an appointment with a VIP in their area. Dental offices who wish to avail themselves of this service pay Vivos enrollment fees and per case fees for the service, thus adding an important new revenue line and profit center to the business. Based on our evaluation of the Treatment Navigator program, we have restructured the Treatment Navigator program into a monthly subscription-based model.

New Marketing and Distribution Alliance Strategy

In June 2024, we announced the execution of a strategic marketing and distribution alliance with Rebis Health Holdings, LLC (who we refer to as Rebis), an operator of multiple sleep testing and treatment centers in Colorado. This alliance, which we hope will be the first of a series of similar alliances across the country, marks an important pivot in our marketing and distribution model for our cutting edge OSA appliances. Under the new alliance, we are collaborating with Rebis to offer OSA patients a full spectrum of evidence-based treatments such as our own advanced, proprietary and FDA-cleared CARE oral medical devices, oral appliances and additional adjunctive therapies and methods including CPAP machines. As of the date of this prospectus, the program has commenced in two of Rebis’ existing sleep treatment centers in Colorado.

This strategic alliance was announced alongside a $7.5 million equity private placement by us with an affiliate of New Seneca Partners, Inc. (who we refer to as Seneca). The new marketing and distribution strategic alliance is based on a revenue-sharing model between us and Rebis. Subject to certain conditions, Seneca will participate in our net cash flow allocation from the alliance up to an agreed-upon amount as partial consideration for the management advisory services Seneca is providing to us.

Summary of Risks Affecting Our Business

Investing in our common stock is highly speculative and involves significant risks and uncertainties. In evaluating our company, our business and any investment in our company, readers should carefully consider the risk factors described under the heading “Risk Factors” in this prospectus and the risk factors incorporated by reference from Part I, Item 1A of our Annual Report on Form 10-K beginning on Page 25, as filed with the SEC on March 28, 2024 (see “Incorporation of Certain Information by Reference”).

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Emerging Growth Company Under the JOBS Act

We are an “emerging growth company,” or EGC, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an EGC until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2025 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Our principal offices are located at 7921 Southpark Plaza, Suite 210, Littleton, Colorado 80120, and our telephone number is (844) 672-4357. Our website is www.vivos.com. Our website and the information on or that can be accessed through such website are not part of this prospectus.

Available Information

We maintain a website at www.vivos.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

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THE OFFERING

Common stock offered by us in this offering	1,363,812 shares of our common stock

Common stock outstanding immediately before this offering	3,401,488 shares

Common stock outstanding immediately after this offering	4,765,300 shares

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $3.8 million, after deducting the placement agent’s fees and estimated offering expenses payable by us. We intend to use the proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Risk factors	An investment in our common stock is speculative and involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market symbol for common stock	“VVOS”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 3,401,488 shares outstanding as of the date of this prospectus supplement and excludes as of June 30, 2024 (vested and unvested):

●	227,713 shares of common stock underlying options to purchase shares of our common stock issued and outstanding as with a weighted average exercise price of $36.00 per share;

●	1,600,287 shares of common stock reserved for future issuance under our outstanding equity incentive plans (1,600,000 of which remains subject to approval by our stockholders);

●	9,148,626 shares of common stock issuable upon the exercise of outstanding common stock warrants with a weighted exercise price of $2.96 per share;

●	3,050,768 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $0.0001 per share; and

●	up to 95,467 shares of our common stock underlying the warrant to be issued to the placement agent in connection with this offering.

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RISK FACTORS

Investing in our securities is speculative involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus supplement, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2021, any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to Our Business

We are placing significant emphasis on our new provider-based marketing and distribution model to grow our revenues. This new model is unproven and may not produce the benefits we anticipate. This makes it difficult to evaluate our future prospects and may increase the risk of your investment.

In June 2024, we announced the execution of a strategic marketing and distribution alliance with Rebis, an operator of multiple sleep testing and treatment centers in Colorado. This alliance, which we hope will be the first of a series of similar alliances across the country, marks an important pivot in our marketing and distribution model for our cutting edge OSA appliances. Under the new alliance, we are collaborating with Rebis to offer OSA patients a full spectrum of evidence-based treatments such as CPAP machines, and our own advanced, proprietary and FDA-cleared CARE oral medical devices, oral appliances and additional adjunctive therapies and methods. This new model differs from our current model which emphasizes a subscription-based relationship with our VIP dentists together with sales of our OSA devices to VIPs and the provision of services to VIPs. The new marketing and distribution strategic alliance is based on a revenue-sharing model between us and Rebis.

We are placing significant emphasis on establishing and growing this new model as a means of increasing our revenue. However, this new model is unproven and we have no operating history associated with this new model. There is therefore a lack of information for you to evaluate our future prospects utilizing this new model. Moreover, there is a material risk that this new model will not increase our revenues or be additive to our stockholders’ equity in the manner we anticipate. Our inability to introduce and scale this marketing and distribution model would materially harm our business and operating results and likely cause our stock price to suffer.

Risks Related to This Offering

We issued a large number of shares of common stock and warrants to purchase common stock in connection with our recent financing activities. Substantial future sales of such shares of our common stock could cause the market price of our common stock to decline or have other adverse effects on our company.

In connection with our private placement financing activities since November 2023, we issued a large number of shares and warrants to purchase common stock. We registered such shares and shares underlying warrants totaling an aggregate of 130,000 shares of common stock and 2,811,179 shares of common stock underlying warrants or pre-funded warrants for public resale. While registered, these shares will be freely tradable. Sales of a substantial number of these shares in the public market, or the perception that these sales might occur, could depress the market price of our common stock or cause such market price to decline significantly. Such sales or the perception that such sales might occur could also impair our ability to raise capital through the sale of additional equity securities. We are unable to predict with any certainty the effect that such sales, or the perception that such sales may occur, may have on the prevailing market price of our shares or other adverse impacts that this situation could have on our company.

S-7

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $3.15 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.70 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

S-8

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.8 million, after deducting the placement agent’s fees and the estimated offering expenses payable by us. We intend to use the proceeds of this offering for working capital and general corporate purposes.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our board of directors and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DIVIDEND POLICY

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

S-9

DILUTION

Purchasers of shares of our common stock in this offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of June 30, 2024 was approximately $3.1 million, or $0.91 per share, of our common stock (based upon 3,401,488 shares of our common stock outstanding as of that date). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the amount paid by purchasers of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Based on the sale by us in this offering of 1,363,812 shares of common stock at an offering price of $3.15 per share, after deducting estimated offering expenses and placement agent’s fees and expenses payable by us, our pro forma net tangible book value as of June 30, 2024 would have been approximately $6.9 million, or $1.45 per share of our common stock. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.54 per share of our common stock and an immediate dilution to purchasers in this offering of $1.70 per share of our common stock.

The following table illustrates this per-share of our common stock dilution:
Offering price per share of common stock	$3.15
Net tangible book value per share as of June 30, 2024	$0.91
Increase in net tangible book value per share attributable to this offering	$0.54
Pro forma net tangible book value per share as of June 30, 2024 after giving effect to this offering	$1.45
Dilution per share to the new investors in this offering	$1.70

The information above is as of the June 30, 2024 and excludes, as of that date (vested and unvested):

●	227,213 shares of common stock underlying options to purchase shares of our common stock issued and outstanding as with a weighted average exercise price of $36.00 per share;

●	1,600,287 shares of common stock reserved for future issuance under our outstanding equity incentive plans (1,600,000 of which remains subject to approval by our stockholders);

●	9,148,626 shares of common stock issuable upon the exercise of outstanding common stock warrants with a weighted exercise price of $2.96 per share;

●	3,050,768 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $0.0001 per share; and

●	up to 95,467 shares of our common stock underlying the warrant to be issued to the placement agent in connection with this offering.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

S-10

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated May 2, 2024, as amended (the “Engagement Letter”), we have engaged H.C. Wainwright & Co, LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. Under the terms of the Engagement Letter, Wainwright is not purchasing the shares offered by us in this offering, and is not required to sell any specific number or dollar amount of shares, but will assist us in this offering on a reasonable best-efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the Engagement Letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of the shares offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Pursuant to the terms of the securities purchase agreement, from the date hereof until 30 days after the closing date of this offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, subject to certain exceptions set forth in the securities purchase agreement.

In addition, we have also agreed with the purchasers of our common stock, subject to certain exceptions, from the date of this prospectus supplement until one year after the closing date of this offering, that we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement.

Fees and Expenses; Placement Agent Warrants

We have agreed to pay the placement agent a placement agent fee equal to 7.0% of the aggregate purchase price of the shares of our common stock sold in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Offering price	$3.15	$4,296,008
Placement agent’s fees (1)	$0.2205	$300,721
Proceeds, before expenses, to us	$2.9295	$3,995,287

In addition, we have agreed to pay Wainwright a management fee equal to 1% of the gross proceeds raised in the offering. We have also agreed to reimburse the placement agent a non-accountable expense allowance of $25,000, an expense allowance of $50,000 for fees and expenses of its legal counsel and other out-of-pocket expenses and up to $15,950 for its clearing fees. We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees, will be approximately $208,910.

At the closing of this offering, we will also issue to Wainwright or its designees, warrants (the “Wainwright Warrants”) to purchase 95,467 shares of common stock (7.0% of the aggregate number of shares of common stock issued in this offering). The Wainwright Warrants are in customary form, have a term of five (5) years from the commencement of sales in this offering and an exercise price per share equal to $3.9375 (125% of the offering price per share in this offering).

S-11

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate of the placement agent. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement and other documentation associated with this offering. A copy of such documents will be included as an exhibit to an SEC filing and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own accounts or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “VVOS.”

S-12

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the placement agent in connection with the securities offered hereby.

EXPERTS

The consolidated financial statements of Vivos Therapeutics, Inc. as of and for the year ended December 31, 2023 incorporated in this prospectus supplement by reference from Vivos Therapeutics, Inc.’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Vivos Therapeutics, Inc. as of and for the year ended December 31, 2022 incorporated in this prospectus supplement by reference from Vivos Therapeutics, Inc.’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2023, have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC at www.sec.gov.

General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.biolase.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

S-13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of this prospectus supplement until the offering of the securities offered hereby is terminated or completed. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, as amended on Form 10-K/A on July 30, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

●	our Current Reports on Form 8-K, which were filed with the SEC on February 15, 2024, May 6, 2024, May 17, 2024, June 14, 2024, June 25, 2024, July 10, 2024, September 12, 2024, September 17, 2024 and September 18, 2024; and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on December 10, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Vivos Therapeutics, Inc.

Attn: Chief Financial Officer

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(844) 672-4357

S-14

VIVOS THERAPEUTICS, INC.

$75,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $75,000,000:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “VVOS.” The last reported sale price of our common stock on the Nasdaq Capital Market on February 4, 2022 was $2.52 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $51,624,184 based on 23,012,119 shares of outstanding common stock, of which 18,050,414 shares are held by non-affiliates, and a per share price of $2.86, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on December 9, 2021.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page S-11 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Vivos Therapeutics, Inc. and its consolidated subsidiaries.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus or prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein. This prospectus, and any accompanying prospectus or prospectus supplement, should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 and related notes, which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus and any accompanying prospectus or prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus, or any accompanying prospectus or any prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any accompanying prospectus, or any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

2

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “Vivos” means Vivos Therapeutics, Inc. and its consolidated subsidiaries.

Business Overview

We are a revenue stage medical technology company focused on the development and commercialization of innovative treatment alternatives for patients with dentofacial abnormalities and/or patients diagnosed with mild-to-moderate obstructive sleep apnea (OSA). We believe our products represent a significant improvement in the treatment of mild-to-moderate OSA versus other treatments such as continuous positive airway pressure (or CPAP) or palliative oral appliance therapies. We call our alternative and multidisciplinary treatment protocol the Vivos Method.

The Vivos Method is an advanced therapeutic protocol, which combines the use of customized oral appliance specifications and proprietary clinical protocols developed by our company and prescribed by specially trained dentists in cooperation with their medical colleagues. The Vivos Method features Vivos’ FDA registered and cleared Class I and Class II oral appliances. The Vivos Method features the following oral appliances, combined with our proprietary clinical protocols:

●	Mandibular Repositioning Nighttime Appliance (or mRNA appliance®). FDA Class II.

●	Modified Mandibular Repositioning Nighttime Appliance (or mmRNA appliance), for which we were granted U.S. Food and Drug Administration market clearance in August 2021 for treating mild to moderate OSA and snoring in adults. FDA Class II.

●	Daytime Nighttime Appliance (or DNA appliance®). FDA Class I.

●	Pre-formed guide and rescue appliances which we refer to collectively as Vivos Guides or Guides. FDA Class I

We believe the Vivos Method technology and associated protocols represents the first non-surgical, non-invasive and cost-effective treatment for people with mild-to-moderate OSA. Combining technologies and protocols that alter the size, shape and position of the tissues of a patient’s upper airway, the Vivos Method opens oral and airway space and can significantly reduce symptoms and conditions associated with mild-to-moderate OSA. Published studies have shown that using our customized appliances and clinical protocols led to significantly lower Apnea Hypopnea Index scores and improve other conditions associated with OSA. Our patented oral appliances have proven effective (within the scope of the U.S. Food and Drug Administration (or FDA) cleared uses) in approximately 25,000 patients treated worldwide by more than 1,450 trained dentists.

The House of Delegates of the American Dental Association in 2017 adopted a policy statement describing the important role dentists can play in helping identify patients at greater risk of sleep related breathing disorders. By focusing our business model around dentists, we fulfil this role by training dentists and providing the support to use the Vivos Method with their patients that suffer from mild-to-moderate OSA. Our program to train dentists and offer them other value-added services is called the Vivos Integrated Practice (VIP) program. The VIP program provides dentists with a strong economic incentive to provide this treatment and prescribe the Vivos Method, together with practice support services.

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Sleep apnea is a serious and chronic disease that negatively impacts a patient’s sleep, health and quality of life. According to a 2019 article published in Chest Physician, it is estimated that OSA afflicts 54 million adults in the U.S. alone, and according to a 2016 report by Frost & Sullivan, OSA has an annual societal cost of over $149.6 billion. According to the study “Global Prevalence of Obstructive Sleep Apnea (OSA)” conducted by an international panel of leading researchers, nearly 1 billion people worldwide have sleep apnea.

The Vivos Method is estimated to be effective in approximately 80% of cases of obstructive sleep apnea where patients are compliant with clinical protocols. Approximately 1 billion people globally suffer from OSA, and as many as 80% remain undiagnosed. Research has shown that when left untreated, OSA can increase the risk of comorbidities, such as high blood pressure, heart failure, stroke, diabetes, dementia, chronic pain and other debilitating, life-threatening diseases.

In February 2021, we launched our SleepImage® home sleep test (HST), a 510(k) cleared ring-based diagnostic technology for home sleep apnea testing featuring what we believe to be significant commercial advantages over existing home sleep apnea products and technologies in the market. We believe our SleepImage HST may enable healthcare providers to more efficiently screen, diagnose and initiate treatment for OSA in their patients which could result in more patients being treated through the Vivos Method. Initially, we anticipated increased revenue from our HST due to an expected increase in total patients tested for OSA and a corresponding increase in patient enrolment in Vivos Method treatment. In January 2022, we announced significant increases across several key metrics for our SleepImage HST, including in particular, for the three-months ended December 31, 2021, versus the three-months ended December 31, 2020: (i) an 18 times increase in the total number of HSTs given across the VIP network, (ii) a 5.7 times increase in the number of VIPs administering HSTs and (iii) a 3 times increase in the average number of HSTs being administered per VIP. We believe this performance gain in home sleep testing allowed us to renegotiate our commercial agreement with SleepImage to lower costs and convert the entire diagnostic program from a loss leader aimed primarily at stimulating new case starts with sleep apnea treatment using the Vivos Method to a potential recurring revenue center. Under the new revenue model with SleepImage, we will lease out the SleepImage ring recorders to VIPs at a fixed price that includes a full month’s worth of diagnostic sleep test reports. This potential new revenue center is as yet unproven, but we expect to see positive results during 2022.

Our Mission

Our mission is to rid the world of OSA. We believe we are well-positioned with what we consider to be a disruptive technology in our Vivos Method aimed at treating mild-to-moderate OSA and dentofacial abnormalities, with a clear first-mover strategy in penetrating the dental market as a means of treating OSA, compelling economics at each level of the delivery chain, and a talented team of experienced professionals who are passionate about what we do and driven to deliver results.

Our Market Opportunity

Estimates from publicly available information vary as to the extent of obstructive sleep apnea in the United States, but we believe the market is significant. According to a 2010 publicly available analysis from researchers at the Harvard Medical School Division of Sleep Medicine, mild obstructive sleep apnea is defined by an apnea-hypopnea index (or AHI) of between 5 and 15 and has a prevalence of 8-11% of the adult population in the United States. A 2004 study published in the Journal of the American Medical Association stated the prevalence of mild obstructive sleep apnea is one in five adults. Based on our analysis of the available public information, we estimate that approximately 15% of the adult population in the United States and Canada suffers from mild-to-moderate OSA. Based on the estimated total adult population of 284 million in the United States and Canada, we believe the total addressable United States and Canadian market is approximately 43 million adults. Our estimates set forth below relating to the intended uses of the Vivos Method are also based in part upon data found in the study Oral Appliance Treatment for Obstructive Sleep Apnea: An Update, published publicly by the National Institutes of Health in 2014. Targeted treatment projections identified by this method of sleep titration were found to result in effective treatment in 87% of patients predicted to be successfully treated of OSA in an initial study. To be conservative and based on available data and our internal market analysis, we estimate that over 80% of individuals diagnosed with OSA in the North American addressable market may be candidates for the Vivos Method, leaving us with a total addressable consumer market of over 43.2 million adults.

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We currently charge clinicians an average sales price of approximately $1,600 per adult case for the Vivos Method. There are approximately 200,000 general dentists and dental specialists in the United States and another 30,000 in Canada who could potentially offer the Vivos Method to their patients. Based on the addressable US and Canadian consumer market described above and average sales price, we believe the addressable consumer market for adults in the United States and Canada is approximately $69 billion.

Our Treatment Alternative for OSA – the Vivos Method

The Vivos Method is a non-invasive, non-surgical, non-pharmaceutical, multi-disciplinary treatment modality for the treatment of mild to moderate OSA. The proprietary and virtually painless Vivos Method enhances and increases the upper airway and offers patients what we believe to be an effective treatment alternative based on clinical retrospective data showing that some patients diagnosed with mild-to-moderate OSA, snoring and SDB symptoms are improving. Based on VIP and patient feedback we have received, we believe initial therapeutic benefits from using the device are often achieved relatively quickly (in days or weeks) and final clinical results are typically achieved in 12 to 24 months), all at a relatively low cost to consumers ranging between $7,000 and $10,000 for adults and $3,500 to $6,000 for children (costs vary by provider) when compared to other options such as surgery.

We believe that the Vivos Method alters the size, shape and position of the tissues that surround and comprise the functional space known as the upper airway. This belief is based on retrospective raw data with validated before and after sleep studies and Cone Beam Computerized Tomography (CBCT) scans from treating clinicians and patient testimony. As the Vivos Method treatment process progresses, the airway expands, with many patients reporting a significant reduction of their mild-to-moderate OSA symptoms. Our primary product used in the Vivos Method is the mRNA appliance®, a specifically designed, custom oral appliance that is worn primarily in the evening hours and overnight and is available for adults. The total treatment time can range from 12 to 24 months with 18 months being the approximate mean treatment time. Our appliances require periodic adjustments some of which can be performed by the patient and others that are typically rendered at the dental office where treatment was initiated. Through the course of treatment with the Vivos Method, patients have reported a variety of outcomes, including:

●	Reduction of snoring;
●	Reduction in AHI level and/or other indicators of mild-to-moderate OSA;
●	Relief of mild-to-moderate OSA symptoms;
●	Restoration and improvement of normal (nasal) breathing;
●	Improvement in overall sleep quality;
●	Reduction in the need for other lifetime treatment options such as CPAP;
●	Restoration and maintenance of proper facial symmetry and alignment;
●	Craniofacial and orthodontic correction;
●	Resolution of TMJ pain, clicking, and locking; and
●	Facial aesthetic improvement, including a broader smile and reduced ‘gummy smile’.

Our Growth Strategy

Our goal is to be the global leader in providing a clinically effective non-surgical, non-invasive, non-pharmaceutical, and low-cost alternative for patients with sleep disordered breathing, including mild-to-moderate OSA. We believe the following strategies will play a critical role in achieve this goal and our future growth:

●	Expand our North American (U.S. and Canada) sales and marketing organization to drive adoption of our Vivos Method. We intend to rapidly and efficiently grow our sales and marketing organization in order to target and expand our network of Vivos Integrated Practices.

●	Drive medical and dental community awareness of the Vivos Method. We intend to continue to promote awareness of the value proposition of the Vivos Method through training and educating dentists, physicians, and other healthcare providers.

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●	Continue to establish indirect marketing channels. We have entered and plan to expand strategic alliances within the medical and dental communities to increase awareness of our products. For example, in August 2021, we announced a new cooperative relationship with Empower Sleep, a San Bernardino, California-based company empowering patients with affordable, accessible and personalized telemedicine sleep care, to provide critical diagnostic and medical consultation services to people across North America who suffer from OSA. We plan to leverage each company’s core technologies to provide a user-friendly platform with personalized insights for patients who are being screened for OSA by North American dentists and other healthcare providers.

●	Build patient awareness of the Vivos Method. We also plan to continue building patient awareness through our direct-to-patient marketing initiatives which we anticipate will include celebrity endorsements, paid search, radio, television, social media, company sponsored events, corporate wellness programs, and online video.

●	Invest in research and development to drive innovation and expand indications. We are committed to ongoing research and development and we intend to invest in our business to further improve our products and validate our value proposition.

●	Pursue strategically adjacent markets and international opportunities. We believe there is a significant opportunity for our products outside the United States. We have begun an initial assessment of the development and commercialization of the Vivos Method for markets outside of North America, and we plan to conduct further strategic evaluation of such markets as we expand our market penetration throughout the United States and Canada.

Our Revenue Model

Our revenue is derived from three primary sources, namely (1) VIP enrolment and training fees (comprised of one-time, up-front fees, as well as optional renewal fees after 12 months); (2) recurring Vivos Method sales; and (3) recurring fees from practice management programs and strategic initiatives, each as described below:

●	VIP office training and enrollment fees.

●	Recurring Vivos Method appliance sales.

●	Recurring VIP subscription fees.

●	SleepImage HST revenue. As described above, we recently modified our agreement with SleepImage relating to our HST for sleep apnea, which creates the potential for revenue from our leasing of SleepImage HST rings to our VIPs.

●	The Vivos Institute. Opened in August 2021, our Vivos Institute provides advanced post-graduate education and certification in the emerging science of Pneumopedics® and product-specific training for the use of Vivos products and services. Revenue from such courses is not material at the present time.

●	The Airway Intelligence Service (AIS.) This service provides a complete resource for VIPs to help simplify the diagnostic and appliance design matrix and expedite the treatment planning process. AIS is provided as part of the price of each appliance and is not a separate revenue stream.

●	Billing Intelligence Services (BIS). This complete billing solution includes a comprehensive integrated revenue cycle management software system that allows dentists to focus on running their practice and delivering the best care for their patients. Our medical billing service generates recurring subscription fees from participating VIPs.

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●	AireO[2] Patient Management Software. This management software enables healthcare professionals to diagnose, treat and monitor patients with OSA and its related conditions more effectively. Developed in collaboration with Lyon Dental, AireO[2] contains features that enhance a VIP’s billing services and practice management systems. AireO[2] is a complement to our BIS software system. On April 14, 2021, we entered into an asset purchase agreement with Lyon Management and Consulting, LLC and its affiliates to acquire certain medical billing and practice management software, licenses and contracts, including the software underlying AireO2. The asset acquisition allows us to expand and enhance our current medical billing practice through our BIS division. The terms of the purchase include $225,000 of cash and the issuance of a warrant to purchase 25,000 shares of our common stock at a price of $8.90 per share for three years. The vesting of the warrant is as follows: 5,000 shares vested immediately upon issuance of the warrant, 10,000 shares vest and become exercisable on April 14, 2022 and 10,000 shares vest and become exercisable on April 14, 2023.

●	Medical Integration Division (MID). In late 2020, we launched our MID to assist VIP practices to establish clinical collaboration ties to local primary care physicians, sleep specialists, ENTs, cardiologists, pediatricians, pulmonologists and other healthcare providers who routinely see or treat patients with sleep and breathing disorders. The primary objective of our MID is to promote the Vivos Method to medical providers and thus facilitate the potential for more SDB and OSA patients gaining access to the Vivos Method while offering continuum of care. The MID seeks to fulfill that objective by meeting with VIP dentists and medical providers in their local areas to establish physician practices using the trademarked name “Pneusomnia Sleep Reimagined Center” (Pneusomnia Center). These independent medical practices will be managed by our company under a management and development agreement which pays us six (6%) percent of all net revenue from sleep-related services. We also collect a development fee for each clinic prior to opening establishing all operational protocols. We have built into our core MID business model a great degree of flexibility, such that elements of each Pneusomnia Center as described above may change and be adapted to local state laws and regulations, and entity formation laws as any such alterations do not violate any state or federal statutes or regulations. We believe our early market response from MID activities has been promising, and in March 2021 we announced the opening of the first Pneusomnia Center in Del Mar, California, and in May 2021, the second in Modesto, California, with plans to open additional Pneusomnia Centers in several other cities in the U.S. However, it remains too early to predict the eventual impact on our overall revenue. If successful, the MID is expected to enhance the overall practice level economics for independent VIP offices and generate additional lines of recurring revenue for us.

●	MyoCorrect (Orofacial Myofunctional Therapy) Program. In March 2021, we introduced orofacial myofunctional therapy (or OMT) as a service under the name MyoCorrect. Through MyoCorrect, dentists enrolled in the VIP program will have access to trained therapists who provide OMT via telemedicine technology. This OMT therapy will be a component of obstructive sleep apnea treatment in conjunction with our Vivos Method which includes oral appliances and protocols. OMT, which is given by a certified OMT therapist, involves exercises and other techniques aimed at strengthening the tongue and orofacial muscles by teaching individuals how to engage the muscles to the appropriate position.

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Our Competitive Strengths

We believe that the Vivos Method has numerous advantages that, taken together, set us apart from the competition and position us for success in the marketplace:

●	Significant barriers to entry: We believe that third parties seeking to compete directly with us have significant barriers to entry for the following reasons: competitors must offer a treatment modality with similar features, capabilities, research support, FDA regulatory clearances, and successful clinical outcomes in the market; then establish a comprehensive educational training program featuring other clinical professionals with actual experience and success using that particular treatment modality to properly educate dentists on all clinical aspects of use with patients; then develop and promulgate the systems and best practices required to successfully integrate the treatment of mild-to-moderate OSA using this novel treatment modality in a dental practice; then establish and provide, by recruitment and otherwise, ongoing clinical mentoring and support to dentists engaged in treating their patients for mild-to-moderate OSA and related conditions (clinical mentors are limited and may be hard to find); and finally, assisting the dentists with case selection, case acceptance, patient financing, and medical insurance reimbursement. We believe we have strategically and effectively addressed each and every one of the aforementioned barriers to entry, and thus have created a novel and compelling single-source value proposition for dentists seeking to deliver OSA treatment to their patients.

●	Vivos Method insurance reimbursement: Most major commercial insurance as well as Medicare for the mmRNA appliance, reimburse for our adult treatment in the United States. The average level of commercial payer reimbursement is approximately 50% (with coverage ranging from 5% to 70%), although medical insurance is never a guarantee of payment, and patient deductibles and policy restrictions will vary. Medicare reimbursement, for the mmRNA appliance, will vary by the Centers for Medicare and Medicaid Services (CMS) jurisdiction in the US.

●	Body of published research and strong patient outcomes: Together with our network of trained dentists, we have developed a body of clinical and patient data over approximately ten years and an estimated 25,000 patients treated with our proprietary clinical protocols that demonstrates the safety, effectiveness, therapy adherence (patient compliance), and benefits of the Vivos Method for its 510(k) cleared and registered uses. The documented and reported benefits of treatment with the Vivos Method have been consistent across reports from dentists, and have been highlighted in approximately 55 published studies, case reports, and articles, most of which have been peer reviewed. We believe this favorable data provides us with a significant competitive advantage and will continue to support increased adoption.

●	First mover advantage: Our business model is the first to focus on dentists screening patients for mild-to-moderate OSA and SDB, referring patients to physicians for diagnosis, with the dentists then serving as the primary source of treatment using the Vivos Method for such patients.

●	Differentiated products: To our knowledge, only the Vivos Method offers a truly differentiated, non-invasive treatment option that actually works on a common root cause of OSA. Older oral appliances are typically less expensive, but do not reshape the upper airway like the Vivos Method, and therefore require nightly use over a lifetime, and have a number of other disadvantages.

●	Intellectual property portfolio and research and development capabilities We have a comprehensive patent portfolio to protect our intellectual property and technology, with six design patents that expire between 2023 through 2029 and four utility patents expiring in 2029 and 2030. We also own two Canadian patents and one European patent that has been validated in Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Hungary, Italy and the Netherlands, all of which expire in 2029. Our U.S. trademark portfolio consists of 19 registered marks and one pending trademark applications. We also have one method patent pending. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment protocols are all considered proprietary trade secrets and competitive advantages with no known counterparts. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment protocols are all considered proprietary trade secrets and competitive advantages with no known counterparts.

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●	Extensive Training and Support Systems: We believe our extensive online and in-person clinical and business systems training program offered through our ICSM is unmatched anywhere in dentistry and is a clear competitive strength that would be difficult to replicate.

●	Targeted approach to market development: We have established a systematic and scalable approach to actively and consistently engage with our primary target audience of U.S. and Canadian dentists. In addition, our MID is actively targeting physicians and other relevant healthcare providers in order to build awareness and collaborative patient options at our VIP practices.

●	Marketplace acceptance: Patient access to the Vivos Method at a VIP practice is rapidly becoming readily available, and active VIP providers can now be found in almost all major US cities and in many cities in Canada.

Recent Developments

In January 2022, we announced the filing of a U.S. patent application related to certain new and enhanced clinical methods and protocols developed within Vivos’ proprietary Vivos Method treatment for OSA. This new patent application was based on early field data which revealed an additional 58% average improvement in AHI score reductions in OSA patients who had received treatment with the Vivos Method where the revised clinical protocols were implemented.

In December 2021, we announced that we received acceptance from a Centers for Medicare & Medicaid Services Pricing, Data Analysis and Coding (or PDAC) contractor for our mmRNA device for treating mild to moderate OSA and snoring in adults. This acceptance places the mmRNA device on the PDAC list of oral appliances covered by and billable to Medicare. This development immediately makes benefits of the mmRNA device available to millions of Medicare beneficiaries who seek effective treatment for mild to moderate OSA.

Also in December 2021, we announced our official registration with Health Canada, the Ministry of Health department responsible for helping Canadians maintain and improve their health through services and resources. The official registration of Vivos products will aim to provide patients with a comprehensive, end-to-end solution for OSA patients, which incorporates clinical screening, medical diagnosis and therapy using Vivos products. At the core of this development, we will offer our comprehensive line of highly effective oral appliances and proprietary clinical protocols to approximately 25,000 dentists across Canada who have millions of patients in search of a solution to sleep-related disorders, snoring and OSA.

In October 2021, we announced a new collaboration with Candid Care Co. (or Candid), a digital platform for oral healthcare, today announced a new collaboration that will seek to provide patients with a comprehensive, whole-mouth solution to diagnose and treat OSA in adult patients and provide orthodontic treatment from the same provider network. At the core of this collaboration, Vivos and Candid will market each company’s products and areas of expertise to deliver a comprehensive sleep and oral health solution to patients in the United States and Canada. The focus of the collaboration will be Candid’s CandidPro clear aligner for straightening teeth and the Vivos Method for treating OSA. The two companies will also share educational resources, training, and key opinion leaders to bridge the gap between airway health and orthodontic therapy.

Also in October 2021,we announced that results from a peer-reviewed, published study by an independent dentist found a significant reduction of tooth decay in pediatric patients after undergoing treatment using our Vivos Guide, a flexible, BPA-free base polymer intraoral device.

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Emerging Growth Company under the JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	We may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	We are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	We are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	We are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2025 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Our principal executive offices are located at 9137 Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129, and our telephone number is (866) 908-4867, and our Internet website address is https://www.vivoslife.com. The information on our website is not a part of, or incorporated in, this prospectus.

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RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any accompanying prospectus or any future prospectus supplement, as well as in any related free writing prospectus for a specific offering of securities, and the risk factors incorporated by reference into this prospectus, any accompanying prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, sales and marketing expenses generally, research and development expenses, sales and support staff and software development including enterprise resource planning and practice management implementations. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

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Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

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Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 250,000,000 shares, of which (1) 200,000,000 shares are common stock, par value $0.0001 per share (or common stock) and (2) 50,000,000 shares are preferred stock, par value $0.0001 per share (or preferred stock), which may, at the sole discretion of our board of directors be issued in one or more series.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of February 4, 2022, there were 23,012,119 shares of common stock issued and outstanding, held of record by approximately 5,400 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company. We have never paid, and have no plans to pay, any dividends on our shares of common stock.

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Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, with the requisite vote of our stockholders, and our stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders’ rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a sixty-six and two-thirds percent of the shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

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Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “VVOS”. The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, there were no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

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The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
●	the basis for calculating interest;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the duration of any deferral period, including the period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
●	the rate or rates of amortization of the debt securities;
●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
●	any restriction or condition on the transferability of the debt securities of a particular series;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depositary for global or certificated debt securities, if any;
●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

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●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other material terms of the units and their constituent securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our balance sheets as of December 31, 2020 and 2019 and the related statement of operations, changes in statement of stockholders’ equity and statement of cash flows for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference have been audited by Plante & Moran, PLLC, independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 25, 2021;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 17, 2021, June 30, 2021, as filed with the SEC on August 12, 2021, and September 30, 2021, as filed with the SEC on November 15, 2021; and

3. Our Current Reports on Form 8-K as filed with the SEC on February 19, 2021, April 2, 2021, May 12, 2021, June 17, 2021, July 29, 2021, and September 27, 2021.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Brad Amman, c/o Vivos Therapeutics, Inc., at 9137 Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129. Our telephone number is (866) 908-4867. Information about us is also available at our website at https://www.vivoslife.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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1,363,812 Shares

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 18, 2024